For Release July 26, 2007                                                                 Contacts:
5:00 p.m. EDT                                                                                       Media:  Tracy Kilgore
423-224-0498 / tjkilgore@eastman.com
Investors:  Greg Riddle
212-835-1620 / griddle@eastman.com

Eastman Announces Second-Quarter 2007 Financial Results

KINGSPORT, Tenn., July 26, 2007 – Eastman Chemical Company (NYSE:EMN) today announced earnings of $1.22 per diluted share for second quarter 2007 versus earnings of $1.37 per diluted share for second quarter 2006. Excluding the items described in the following paragraph, second-quarter 2007 earnings were $1.34 per diluted share, while second-quarter 2006 earnings were $1.40 per diluted share. For reconciliations to reported company and segment earnings, see Tables 3, 5 and 6 in the accompanying second-quarter 2007 financial tables.

Included in the results for second quarter 2007 were accelerated depreciation costs of $14 million resulting from continuing actions at the company's Longview, Texas, and Columbia, S.C., facilities and asset impairments and restructuring charges of $2 million primarily related to the recently completed sale of the company's San Roque, Spain, PET facility.  Second-quarter 2006 results included asset impairments and restructuring charges of $3 million.

"Our second-quarter results demonstrate that we remain focused on delivering strong earnings from our solid base of businesses," said Brian Ferguson, chairman and CEO. "At the same time, we are making great progress on our strategic initiatives, including two gasification projects in the Gulf Coast."

(In millions, except per share amounts)	2Q2007	2Q2006
Sales revenue	$1,895	$1,929
Earnings per diluted share	$1.22	$1.37
Earnings per diluted share excluding accelerated depreciation costs and asset impairments and restructuring charges*	$1.34	$1.40
Net cash provided by operating activities	$165	$126
* For reconciliations to reported company and segment earnings see Tables 3, 5 and 6 in the accompanying second-quarter 2007 financial tables.

Sales revenue for second quarter 2007 was $1.9 billion, similar to second quarter 2006.  Second-quarter 2007 sales revenue included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business while second-quarter 2006 sales revenue included sales from divested product lines. Excluding the contract ethylene sales and sales from the divested product lines, sales revenue increased by 6 percent due primarily to higher selling prices. For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying second-quarter 2007 financial tables.

Operating earnings in second quarter 2007 were $168 million compared with operating earnings of $190 million in second quarter 2006. Excluding accelerated depreciation costs from second quarter 2007 and asset impairments and restructuring charges from both second quarter 2007 and second quarter 2006, operating earnings were $184 million in second quarter 2007 compared with $193 million in second quarter 2006. The decline was due primarily to lower operating results in the Performance Polymers and Fibers segments. The company's second-quarter 2007 raw material and energy costs increased by approximately $50 million compared with second quarter 2006.

Segment Results 2Q 2007 versus 2Q 2006

Coatings, Adhesives, Specialty Polymers and Inks– Sales revenue increased by 4 percent as higher selling prices, a favorable shift in product mix, and the favorable effect of a strengthening Euro versus the U.S. dollar were partially offset by lower sales volume.  The lower sales volume was due to the divestiture of the company's Epolene product lines in fourth quarter 2006. Excluding asset impairments and restructuring charges of $1 million for second quarter 2006, operating earnings for the segment were $66 million in second quarter 2007 compared with best-ever results of $69 million in second quarter 2006.

Fibers– Sales revenue was unchanged as higher selling prices were offset by lower sales volume. The higher selling prices were due to efforts to offset higher raw material and energy costs, particularly for wood pulp. The lower sales volume was attributed to customer buying patterns for acetate tow and lower demand for acetyl chemicals as a result of a customer operational disruption.  Operating earnings were $51 million in second quarter 2007 compared with $61 million in second quarter 2006 primarily due to lower sales volume and higher raw material and energy costs.

Performance Chemicals and Intermediates– Sales revenue increased by 28 percent due to higher sales volume, with both sales volume and selling prices significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business. Excluding the contract ethylene sales and divested product lines, PCI's sales revenue increased 19 percent due to an increase in sales volume of 13 percent and higher selling prices. As a result, operating earnings excluding accelerated depreciation costs increased to $64 million in the second quarter, which was PCI's best quarterly performance in 10 years.  This compares with $45 million in operating earnings in the second quarter 2006.  The higher sales revenue and operating earnings were attributed to strong demand, particularly for olefin-based derivative products and acetyl chemicals in Asia Pacific and the United States.

Performance Polymers– Sales revenue declined by 26 percent due mainly to the divestiture of the polyethylene business. Sales revenue for PET polymers product lines decreased 3 percent due primarily to lower sales volume partially offset by higher selling prices. The lower sales volume was primarily attributed to lower sales volume in the European region resulting from the divestiture of the Spain PET facility. The decrease in sales volume was partially offset by higher sales volume in North America due to increased operating rates for the company's South Carolina PET facility based on IntegRex™ technology.  Second-quarter 2007 results included asset impairments and restructuring charges of $1 million and accelerated depreciation costs of $6 million. Excluding those items, operating results for continuing PET product lines were a loss of $6 million in second quarter 2007 compared to a loss of $1 million in second quarter 2006. The change, primarily in North America, was attributed to continued volatile raw material and energy costs and low PET industry operating rates which resulted in compressed gross margins. The change was partially offset by improved results for PET in Europe due to strong end-market demand and improved cost structure resulting from the divestiture of the Spain site.

Specialty Plastics– Sales revenue increased by 7 percent due primarily to higher selling prices in response to higher raw material and energy costs. Sales volume increased slightly as higher volumes in copolyester and cellulosic products were mostly offset by a decline in demand for polyester products used in photographic and optical films.  Second quarter 2007 operating earnings included asset impairments and restructuring charges of $1 million and accelerated depreciation costs of $1 million. Excluding those items, operating earnings increased to $20 million in second quarter 2007 from $14 million in second quarter 2006.  The increase was due primarily to higher selling prices more than offsetting higher raw material and energy costs.

Cash Flow

Eastman generated $165 million in cash from operating activities during second quarter 2007. The company completed its 2007 contribution of $100 million to its U.S. defined benefit pension plans during the first quarter 2007. Priorities for use of available cash continue to be to pay the dividend, fund targeted growth initiatives, and to repurchase shares under the authorized share repurchase plan. During the second quarter, share repurchases totaled $53 million.

Outlook

Commenting on the outlook for third quarter 2007, Ferguson said, "During the third quarter, we expect continued solid results in all of our segments, with the exception of Performance Polymers outside the U.S.  We also expect continued high and volatile raw material and energy costs for the company.  As a result, we expect third quarter 2007 earnings per share excluding items related to ongoing strategic decisions to be slightly above third quarter 2006 earnings per share excluding items of $1.24."

Eastman will host a conference call with industry analysts on July 27 at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, Investors, Presentations. To listen via telephone, the dial-in number is (719) 457-2617, passcode number 2394993. A telephone replay will be available continuously from 11:00 a.m. EDT, July 27, to 12:00 midnight EDT, August 3, at 888-203-1112, passcode number 2394993.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is the world’s largest producer of PET polymers for packaging; and is a major supplier of cellulose acetate fibers. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2006 sales of $7.5 billion and approximately 11,000 employees. For more information about Eastman and its products, visit www.eastman.com.

###

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; operation of new manufacturing facilities; costs of and improved financial performance from strategic restructuring decisions and actions; and earnings of the company and its segments for third-quarter 2007. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-Q filed for the first quarter 2007 and the Form 10-Q to be filed for the second quarter 2007, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

FINANCIAL INFORMATION
July 26, 2007

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), July 27, 2007.

Table of Contents

Item		Page

TABLE 1	Statements of Earnings	1

TABLE 2A	Other Sales Information	2

TABLE 2B	Sales Revenue Change	2

TABLE 2C	Sales by Region	3

TABLE 2D	Percentage Growth in Sales Volume by Region	3

TABLE 3	Operating Earnings (Loss), Accelerated Depreciation and Asset Impairments and Restructuring Charges	4

TABLE 4	Eastman Chemical Company Detail of Sales Revenue	5

TABLE 5	Performance Polymers Segment Detail of Sales Revenue, Operating Earnings (Loss), Accelerated Depreciation and Asset Impairments and Restructuring Charges	6

TABLE 6	Operating Earnings, Net Earnings, and Earnings Per Share Reconciliation	8

TABLE 7	Statements of Cash Flows	10

TABLE 8	Selected Balance Sheet Items	11

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Second Quarter		First Six Months
(Dollars in millions, except per share amounts)	2007	2006	2007	2006

Sales	$1,895	$1,929	$3,690	$3,732
Cost of sales	1,575	1,579	3,077	3,051
Gross profit	320	350	613	681

Selling, general and administrative expenses	113	113	214	211
Research and development expenses	37	44	73	86
Asset impairments and restructuring charges, net	2	3	23	10
Operating earnings	168	190	303	374

Interest expense, net	15	21	33	41
Other (income) charges, net	(3)	(2)	(6)	(3)
Earnings before income taxes	156	171	276	336
Provision for income taxes	51	57	94	117
Net earnings	$105	$114	$182	$219

Earnings per share
Basic	$1.24	$1.39	$2.16	$2.68
Diluted	$1.22	$1.37	$2.13	$2.64

Shares (in millions) outstanding at end of period	84.0	82.7	84.0	82.7

Shares (in millions) used for earnings per share calculation
Basic	84.2	81.9	84.1	81.7
Diluted	85.5	83.0	85.3	82.7

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 2A - OTHER SALES INFORMATION

	Second Quarter (1)		First Six Months (1)
(Dollars in millions)	2007	2006	2007	2006
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$376	$362	$721	$711
Fibers	239	238	473	468
Performance Chemicals and Intermediates	552	431	1,050	823
Performance Polymers	513	696	1,019	1,341
Specialty Plastics	215	202	427	389
Total Sales by Segment	1,895	1,929	3,690	3,732
Other	--	--	--	--
Total Eastman Chemical Company	$1,895	$1,929	$3,690	$3,732

(1)Amounts for sales have been adjusted to retrospectively apply changes for transfer of certain product lines between PCI and Performance Polymers.

TABLE 2B – SALES REVENUE CHANGE

Second Quarter 2007 Compared to Second Quarter 2006
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks (1)	4%	(4) %	4%	2%	2%
Fibers	-- %	(4) %	4%	-- %	-- %
Performance Chemicals and Intermediates (1)(2)	28%	31%	-- %	(3) %	-- %
Performance Polymers (1)	(26) %	(30) %	2%	1%	1%
Specialty Plastics	7%	1%	3%	2%	1%

Total Eastman Chemical Company	(2) %	(5) %	2%	-- %	1%

First Six Months 2007 Compared to First Six Months 2006
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks (1)	1%	(6) %	4%	1%	2%
Fibers	1%	(4) %	4%	1%	-- %
Performance Chemicals and Intermediates (1)(2)	28%	33%	(6) %	-- %	1%
Performance Polymers (1)	(24) %	(27) %	1%	-- %	2%
Specialty Plastics	10%	5%	3%	1%	1%

Total Eastman Chemical Company	(1) %	(4) %	1%	1%	1%

(1)  Included in 2006 sales revenue are the divested product lines of the Company's Batesville, Arkansas manufacturing facility and related assets in the Performance Chemicals and Intermediates ("PCI") segment and its polyethylene ("PE") and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments.

(2) Included in 2007 sales revenue are contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Second Quarter		First Six Months
(Dollars in millions)	2007	2006	2007	2006

Sales by Region
United States and Canada (1)(2)	$1,065	$1,094	$2,032	$2,167
Europe, Middle East, and Africa (1)	376	384	749	709
Asia Pacific	270	248	523	459
Latin America (1)	184	203	386	397
	$1,895	$1,929	$3,690	$3,732

(1)  Included in 2006 sales revenue are the divested product lines of the Company's Batesville, Arkansas manufacturing facility and related assets in the Performance Chemicals and Intermediates ("PCI") segment and its polyethylene ("PE") and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments.

(2) Included in 2007 sales revenue are contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Second Quarter	First Six Months
Regional sales volume growth
United States and Canada	3%	-- %
Europe, Middle East, and Africa	(15) %	(6) %
Asia Pacific	(6) %	2%
Latin America	(16) %	(6) %

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

	Second Quarter		First Six Months
(Dollars in millions)	2007	2006	2007	2006
Operating Earnings by Segment and Certain Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$66	$68	$131	$123
Asset impairments and restructuring charges	--	1	--	8
Operating earnings excluding items	66	69	131	131

Fibers
Operating earnings	51	61	110	127

Performance Chemicals and Intermediates
Operating earnings	57	45	111	86
Accelerated depreciation included in costs of goods sold	7	--	14	--
Operating earnings excluding items	64	45	125	86

Performance Polymers
Operating earnings (loss)	(13)	14	(64)	31
Accelerated depreciation included in costs of goods sold	6	--	13	--
Asset impairments and restructuring charges	1	--	22	--
Operating earnings (loss) excluding items	(6)	14	(29)	31

Specialty Plastics
Operating earnings	18	14	36	32
Accelerated depreciation included in costs of goods sold	1	--	1	--
Asset impairments and restructuring charges	1	--	1	--
Operating earnings excluding items	20	14	38	32

Total Operating Earnings by Segment and Items
Total operating earnings	179	202	324	399
Total accelerated depreciation included in costs of goods sold	14	--	28	--
Total asset impairments and restructuring charges	2	1	23	8
Total operating earnings excluding items	195	203	375	407

Other
Operating loss	(11)	(12)	(21)	(25)
Asset impairments and restructuring charges	--	2	--	2
Operating loss excluding items	(11)	(10)	(21)	(23)

Total Eastman Chemical Company
Total operating earnings	$168	$190	$303	$374
Total accelerated depreciation included in costs of goods sold	14	--	28	--
Total asset impairments and restructuring charges	2	3	23	10
Total operating earnings excluding items	184	193	354	384

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter
(Dollars in millions)	2007	2007

Sales Revenue	$1,795	$1,895
Less: contract ethylene sales (1)	70	74
Sales revenue excluding contract ethylene sales	$1,725	$1,821

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales Revenue	$1,803	$1,929	$1,966	$1,752	$7,450
Less: divested product lines
Coatings, Adhesives, Specialty Polymers and Inks (2)	18	17	18	12	65
Performance Chemicals and Intermediates (3)	30	29	38	14	111
Performance Polymers (2)	180	168	169	118	635
Sales revenue – continuing product lines	$1,575	$1,715	$1,741	$1,608	$6,639

(1) Contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene businesses.

(2) Divested product lines are the product lines related to the polyethylene and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments located at the Longview, Texas site and the Company's ethylene pipeline which were sold in fourth quarter 2006.

(3) The Company's Batesville, Arkansas manufacturing facility and related assets and the specialty organic chemicals product lines in the Performance Chemicals and Intermediates ("PCI") segment were sold in fourth quarter 2006.

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

	First Quarter	Second Quarter
(Dollars in millions)	2007	2007

Sales Revenue
Performance Polymers divested product lines	$--	$--
Continuing product lines	506	513
Total sales revenue	$506	$513

Operating loss
Performance Polymers divested product lines (1)	$--	$--
Continuing product lines	(51)	(13)
Total operating loss	$(51)	$(13)
Accelerated depreciation included in costs of goods sold
Performance Polymers divested product lines	$--	$--
Continuing product lines	7	6
Total accelerated depreciation	$7	$6
Asset impairments and restructuring charges, net
Performance Polymers divested product lines	$--	$--
Continuing product lines	21	1
Total asset impairments and restructuring charges, net	$21	$1

(1) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING (INCOME) CHARGES

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales Revenue
Performance Polymers divested product lines	$180	$168	$169	$118	$635
Continuing product lines	465	528	558	456	2,007
Total sales revenue	$645	$696	$727	$574	$2,642

Operating earnings (loss)
Performance Polymers divested product lines (1)	$23	$15	$15	$83	$136
Continuing product lines	(6)	(1)	5	(80)	(82)
Total operating earnings	$17	$14	$20	$3	$54
Accelerated depreciation included in costs of goods sold
Performance Polymers divested product lines	$--	$--	$--	$--	$--
Continuing product lines	--	--	--	7	7
Total accelerated depreciation	$--	$--	$--	$7	$7
Asset impairments and restructuring charges, net
Performance Polymers divested product lines	$--	$--	$--	$--	$--
Continuing product lines	--	--	--	46	46
Total asset impairments and restructuring charges, net	$--	$--	$--	$46	$46
Other operating (income) charges
Performance Polymers divested product lines	$--	$--	$--	$(75)	$(75)
Continuing product lines	--	--	--	--	--
Total other operating (income) charges	$--	$--	$--	$(75)	$(75)

(1) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS
	Second Quarter 2007
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$168	$156	$105	$1.22

Certain Items:
Accelerated depreciation included in costs of goods sold	14	14	8	0.11
Asset impairments and restructuring charges	2	2	1	0.01
Excluding certain items	$184	$172	$114	$1.34

	Second Quarter 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$190	$171	$114	$1.37

Certain Items:
Asset impairments and restructuring charges	3	3	2	0.03
Excluding certain items	$193	$174	$116	$1.40

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS (CONTINUED)

	First Six Months 2007
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$303	$276	$182	$2.13

Certain Items:
Accelerated depreciation included in costs of goods sold	28	28	18	0.21
Asset impairments and restructuring charges	23	23	16	0.19
Excluding certain items	$354	$327	$216	$2.53

	First Six Months 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$374	$336	$219	$2.64

Certain Items:
Asset impairments and restructuring charges	10	10	9	0.12
Excluding certain items	$384	$346	$228	$2.76

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	First Six Months
(Dollars in millions)	2007	2006

Cash flows from operating activities
Net earnings	$182	$219

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	169	150
Asset impairments	22	8
Provision (benefits) for deferred income taxes	(18)	29
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(59)	(156)
(Increase) decrease in inventories	(18)	(49)
Increase (decrease) in trade payables	(63)	59
Increase (decrease) in liabilities for employee benefits and incentive pay	(121)	(74)
Other items, net	5	(23)

Net cash provided by operating activities	99	163

Cash flows from investing activities
Additions to properties and equipment	(198)	(169)
Proceeds from sale of assets and investments	43	11
Additions to capitalized software	(5)	(8)
Other items, net	14	(1)

Net cash (used in) investing activities	(146)	(167)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	75	23
Dividends paid to stockholders	(75)	(72)
Treasury stock purchases	(86)	--
Proceeds from stock option exercises and other items	88	24

Net cash provided by (used in) financing activities	2	(25)

Effect of exchange rate changes on cash and cash equivalents	(3)	2

Net change in cash and cash equivalents	(48)	(27)

Cash and cash equivalents at beginning of period	939	524

Cash and cash equivalents at end of period	$891	$497

EASTMAN CHEMICAL COMPANY – EMN	July 26, 2007
5:00 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	June 30,	December 31,
(Dollars in millions)	2007	2006

Current Assets	$2,501	$2,422

Net Properties	3,040	3,069

Other Assets	699	682

Total Assets	$6,240	$6,173

Payables and Other Current Liabilities	$1,028	$1,056

Short-term Borrowings	72	3

Long-term Borrowings	1,507	1,589

Other Liabilities	1,463	1,496

Stockholders’ Equity	2,170	2,029

Total Liabilities and Stockholders’ Equity	$6,240	$6,173